Exhibit 99.1
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              ORBCOMM SIGNS NEXT GENERATION SATELLITE CONSTELLATION
                         CONTRACT FOR 18 NEW SPACECRAFT

- Sierra Nevada Corporation Forms Strategic Team with Key Subcontractors Boeing, ITT and its wholly-owned subsidiary, MicroSat, to Build ORBCOMM Generation 2
                                  Satellites -

FORT LEE, New Jersey, May 7, 2008, ORBCOMM Inc. (Nasdaq: ORBC), a leading global satellite data communications company providing two-way Machine-to-Machine (M2M) communications, today announced that it has signed a next generation satellite constellation contract with Sierra Nevada Corporation (SNC) to build 18 new ORBCOMM Generation 2 (OG2) satellites with an option to purchase up to 30 additional OG2 satellites to augment and upgrade ORBCOMM's existing satellite constellation.

As Prime Contractor, SNC has formed an experienced integrated space team with unique and established space heritage, resources and performance records, including Boeing Intelligence and Security Systems (I&SS), ITT Space Systems and MicroSat Systems. The integrated space team also includes several other key subcontractors and industry leaders with unparalleled experience in both the design and construction of complex communications systems and satellites. SNC, Boeing and ITT will provide oversight, systems engineering, technical management, integration and mission assurance functions to assure the successful performance of the OG2 program. MicroSat Systems (MSI), a wholly owned subsidiary of SNC, will leverage its award winning experience on the TacSat-2 mission to design the spacecraft and perform integration and test activities for the OG2 satellites.

SNC has 30 days to select from two ORBCOMM-approved payload providers. Each OG2 satellite will be equipped with an enhanced communications payload designed to increase subscriber capacity by up to 12 times over the current ORBCOMM satellites. ORBCOMM customers will be able to transmit data over the OG2 satellites at greater speeds and send larger data packets using future modems. The OG2 satellites will be backward compatible so that existing subscriber communicators will function seamlessly with the OG2 satellites. In addition, all OG2 satellites will be designed with Automatic Identification System (AIS) payloads to receive and report transmissions from AIS-equipped maritime vessels. ORBCOMM intends to market this AIS data to U.S. and international coast guards and government agencies, as well as companies engaged in security or logistics businesses for tracking shipping activities or for other navigational purposes.

ORBCOMM anticipates selecting the launch vehicle within 12 months and plans to launch the 18 OG2 satellites in three separate missions of six satellites each between 2010 and 2011, consistent with the FCC authorization recently announced by ORBCOMM. SNC's unique mechanical configuration allows for multiple satellites to be efficiently packaged into several types of launch vehicles, providing ORBCOMM with flexibility in selecting a launch provider.

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The total contract value for the 18 spacecraft is $117 million. Payments under the contract will begin upon its execution and will extend into the second quarter of 2012, subject to SNC's successful completion of each performance milestone.

"This contract is a significant milestone that enables ORBCOMM to execute its long-term growth plans by providing current subscribers a seamless transition to the next generation of satellites and securing the ORBCOMM space segment to accommodate new and existing customers well into the future," said Marc Eisenberg, Chief Executive Officer of ORBCOMM.

"SNC, with its extensive communications experience, has assembled an outstanding OG2 team that created an impressive technical solution to achieve ORBCOMM's long-term strategic objectives by providing improved capacity, faster message delivery and larger messages," said John Stolte, Executive Vice President, Technology & Operations.

"This contract highlights the strong competence and resources of our OG2 team to design, produce and deliver ORBCOMM's OG2 satellite constellation," said Fatih Ozmen, Chief Executive Officer of SNC. "I see this as the start of a long and productive relationship with ORBCOMM, where SNC can also work closely with ORBCOMM in growing its government business through many of our traditional government customers."

About ORBCOMM Inc.
------------------
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include General Electric, Caterpillar Inc., Volvo Group and Komatsu Ltd. among other industry leaders. By means of a global network of 29 low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM's low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The company's products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a Network Control Center in Dulles, Virginia. For more information, visit www.orbcomm.com

About Sierra Nevada Corporation
-------------------------------
Sierra Nevada Corporation (SNC) is a world-class prime system integrator and electronic systems provider known for its rapid, innovative, and agile technology solutions. Over its 45 year history, SNC has a strong and proven track record of delivering leading-edge and cost-effective high technology systems and solutions to its customers. SNC's Electronics, Avionics, Communications, Micro-satellite, and Aircraft systems provide turn-key solutions for numerous complex ground, air, sea, and space-based systems. SNC employs an extremely talented workforce of over 1200 people, all of whom are dedicated to satisfying our customer's needs. Our six different business areas operate from over 30 locations in 20 states along with numerous customer support sites located

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throughout the world. Through strategic acquisitions and outstanding business development, SNC has grown into one of the Top Woman-Owned Federal Contractors in the United States while maintaining its reputation for innovation and agility. With broad engineering capabilities and strong financial resources, SNC can deliver both government and commercial programs at the $1 billion level. Building on its success, SNC is continuing to expand its tradition of excellence into the areas of Space, Telemedicine, Nanotechnology, Energy, and Net-Centric Operations. For more information on SNC visit www.sncorp.com

SNC Enterprise Business Areas:
CNS/ATM - Communication, Navigation, Surveillance and Air Traffic Management ISR - Intelligence, Surveillance, and Reconnaissance
C4N - Command, Control, Communications, Computers, and Networks
IMS - Integrated Mission Systems and Aircraft Modification and Integration SST - Sensor Systems and Technology
EWR - Electronic Warfare / Range Instrumentation

Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to ORBCOMM Inc.'s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Although ORBCOMM believes that its plans and objectives reflected in or suggested by these forward-looking statements are reasonable, ORBCOMM may not achieve these plans or objectives. ORBCOMM's actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the substantial losses ORBCOMM has incurred and expects to continue to incur; demand for and market acceptance of its products and services and the applications developed by its resellers; loss or decline in business from the Asset Intelligence division of General Electric Company ("GE"), value-added resellers, or VARs, and international value-added resellers, or IVARs; technological changes, pricing pressures and other competitive factors; the inability of its international resellers to develop markets outside the United States; satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure to launch the Coast Guard demonstration satellite within the cure period or any extension thereof; the failure of ORBCOMM's communications system or reductions in levels of service due to technological malfunctions or deficiencies or other events; ORBCOMM's inability to renew or expand its satellite constellation; financial market conditions and the results of financing efforts; political, legal regulatory, governmental, administrative and economic conditions and developments in the United States and other countries and territories in which ORBCOMM operates; changes in its business strategy; and the other risks described in OBRCOMM's filings with the Securities and Exchange Commission. Unless required by law, ORBCOMM undertakes no obligation to update or revise any

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forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Media Inquiries

Jennifer Lattif
The Abernathy MacGregor Group
212-371-5999
jcl@abmac.com